UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, 6th Floor

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 822-4429

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 8, 2010, NightHawk Radiology Holdings, Inc. (the “Company”) announced that it entered into a memorandum of understanding with respect to a settlement with the parties to the actions in the Superior Court of the State of Arizona, in and for the County of Maricopa (the “Arizona State Court”), captioned Israni v. NightHawk Radiology Holdings, Inc., et al., No. CV2010-025059, LaLone v. NightHawk Radiology Holdings, Inc., et al., No. CV2010-028112, Watts v. Engert, et al., No. CV2010-028127, LaTorre v. NightHawk Radiology Holdings, Inc., et al., No. CV2010-028176, Newman v. Engert, et al., No. CV2010-028262, and Yu v. Engert, et al., No. CV2010-028403 (collectively, the “Arizona State Court Litigation”), the parties to the action in the Court of Chancery of the State of Delaware (the “Delaware Court”), captioned Scully v. NightHawk Radiology Holdings, Inc., et al., C.A. No. 5890-VCL (the “Delaware Litigation”), and the parties to the action in the United States District Court for the District of Arizona (the “Arizona Federal Court”), captioned Clayton v. Engert, et al., No. 10-CV-02274 (NVW) (the “Arizona Federal Court Litigation,” and together with the Arizona State Court Litigation and the Delaware Litigation, the “Litigation”). Pursuant to the memorandum of understanding, the parties expect to execute a stipulation of settlement, which will be subject to approval by the Arizona State Court following notice to the Company’s stockholders. There can be no assurance that the settlement will be finalized or that the Arizona State Court will approve the settlement. The settlement terms provide that the Litigation will be dismissed with prejudice against all defendants. The Company and the other named defendants deny any liability with respect to the facts and claims alleged in the Litigation. Defendants further deny that any supplemental disclosure was required under any applicable statute, rule, regulation or law.

Without agreeing that any of the claims in the Litigation have any merit, the Company has agreed, pursuant to the settlement terms, to make the following disclosures concerning the transaction which supplement the information provided in the Schedule 14A filed by the Company on November 23, 2010 (the “Proxy Statement”) concerning the merger of the Company with Virtual Radiologic Corporation (the “Merger”). The settlement will not affect the amount of the merger consideration to be paid to the Company’s stockholders in the Merger. The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Proxy Statement.

The following additional disclosures are made regarding the Merger.

1. On page 18, immediately after the third full paragraph beginning with “Following vRad’s announcement, on May 17, 2010”

Given the preliminary nature of the discussions with vRad, the price which Providence agreed to pay to acquire vRad when coupled with the termination fee, and the financing that would be required to be obtained to consummate an acquisition of vRad by NightHawk, the Board determined that it was highly unlikely that NightHawk would be in a position to make a proposal to vRad that would be superior to that made by Providence, and that, given the pendency of the Providence acquisition, that it was highly unlikely that vRad would be in a position to acquire NightHawk at a favorable price.

2. On page 19, in the last full paragraph, in the second sentence immediately following “Extensive discussion ensued during which, among other things, representatives of WSGR reviewed with the Board its fiduciary duties and representatives of Morgan Stanley led a discussion regarding NightHawk’s alternatives”

including potential transactions with strategic and financial partners and potential responses to Providence.

3. On page 22, in the sixth full paragraph beginning with “On August 31, 2010” immediately after the sentence: “On August 31, 2010, representatives of Providence conveyed to Mr. Engert that its investment committee had met and had approved the acquisition by vRad of NightHawk, but at an offer price of $6.00 per share.”

Following further review of due diligence provided by the Company and further consideration of market conditions, Providence had determined that it was appropriate to amend its offer price from $7.00 per share to $6.00 per share.

4. On page 23 the fourth full paragraph beginning with “On September 10, 2010” is revised to read as follows:

On September 10, 2010, Peter Chung, a NightHawk director, received an email from the financial advisor to Party B – who had not previously been contacted by Morgan Stanley – regarding its August 16, 2010 inquiry. The email indicated that the financial advisor to Party B had attempted to contact the Company previously, and sought a return phone call from Mr. Chung. Mr. Chung informed the Board of the inquiry at the September 15 board meeting. On September 17, Mr. Chung had contact with Party B’s financial advisor. On September 20, NightHawk received a preliminary, non-binding indication of interest from Party B to acquire 100% of NightHawk’s shares at a price range from $3.50 to $4.50 per share in cash, subject to due diligence.

5. The section of the Proxy Statement entitled Opinion of the Financial Advisor to NightHawk beginning on page 27 is supplemented as follows:

For purposes of its analysis of the proposed transaction, and taking into consideration the use of cash as consideration, Morgan Stanley evaluated the Company on a standalone basis. None of the valuation analyses conducted by Morgan Stanley actually incorporates, or relies on, estimates of synergies that might result from this all cash transaction. However, NightHawk management estimated that vRad could generate up to $25 million in run-rate synergies if the transaction closes.

6. On page 30, immediately following the second bullet point:

These statistics are as follows:

Company	AV/2011E EBITDA	2011E Price/Earnings

vRad (on May 14, 2010)	4.9x	15.5x

MEDNAX, Inc.	7.2x	11.5x

Emergency Medical Services, L.P.	6.9x	14.0x

Team Health, Inc.	7.5x	12.1x

IPC The Hospitalist Company, Inc.	8.3x	15.7x

AMN Healthcare Services, Inc.	5.8x	17.9x

Cross Country Healthcare, Inc.	9.4x	26.1x

7. On page 31, in the paragraph entitled Analysis of Selected Precedent Transactions, immediately following the sentence “Applying the same multiple to the Company would result in an implied equity value per share of Company common stock of $4.81.”

Morgan Stanley determined that, based on the size of the deal, the fact that vRad operated in the same industry as the Company and the absence of other directly comparable deals in the industry, the acquisition of vRad was the most meaningful precedent transaction.

8. On page 30, in the paragraph entitled Present Value of Future Stock Price Analysis, in the sentence beginning with “Morgan Stanley used an illustrative cost” immediately following the words “including betas, and preceding the words: “ for the Company”

risk free rates and estimates of market risk premium

9. On page 31 in the paragraph entitled Discounted Cash Flow Analysis after the second sentence ending “December 31, 2010” and before the third sentence beginning with “Morgan Stanley”

Management’s EBITDA estimates that were used for the purposes of the discounted cash flow analysis excluded stock-based compensation expense.

10. On page 31 in the paragraph entitled Discounted Cash Flow Analysis after the sentence ending “2.00% to 3.00%” and immediately before the last sentence beginning with “This analysis”

This range was based on an assumption regarding long term inflation rates and the predicted terminal growth characteristics of the business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2010

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Senior Vice President and General Counsel

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